Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 15, 2000, except for footnote 13 as to which the date is September 28, 2000, in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-43258) and related Prospectus of SmartServ Online, Inc. for the registration of 668,715 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York
February 9, 2001